EXHIBIT 99.1

                                [GRAPHIC OMITTED]






COMPANY CONTACT:                           INVESTOR CONTACT:

Suzanne Lewsadder                          Lippert/Heilshorn & Associates, Inc.

Chief Executive Officer                    Jody Cain (jcain@lhai.com)
                                                     -----------------
(877) 678-4274                             Brandi Floberg (bfloberg@lhai.com)
                                                          -------------------
investorrelations@sheervision.com          (310) 691-7100
----------------------------------


FOR IMMEDIATE RELEASE

               CLEAN WATER TECHNOLOGIES DBA SHEERVISION ANNOUNCES
                 FINANCIAL RESULTS FOR FISCAL 2006 THIRD QUARTER

ROLLING HILLS ESTATES, CALIF. (May 15, 2006) - Clean Water Technologies, Inc. dba SheerVision, Inc. (OTC BB: CWTT) today announced financial results for the three and nine months ended March 31, 2006.

"We are extremely pleased with the favorable reception for our portable LED light during the two months since its introduction," said Suzanne Lewsadder, chief executive officer of SheerVision. "We are expanding our direct marketing programs that feature our light systems and loupes to increase penetration in the dental hygiene market and to further broaden our reach to the medical and veterinary markets."

Revenue for the third quarter of fiscal 2006 was $815,000, a 29% increase, compared with $630,000 for the third quarter of fiscal 2005. This increase was due primarily to increased sales of loupes and a new LED light in the dental market, and the introduction of the company's LED light to the veterinary and surgical markets. The company reported a net loss for the fiscal 2006 third quarter of $350,000, or ($0.03) per share, compared with net income of $38,000 for the fiscal 2005 third quarter.

Gross margin for the fiscal 2006 third quarter was 64.5%, compared with 65.8% in the third quarter of fiscal 2005.

Warehouse & shipping expenses for the third quarter of fiscal 2006 were $31,000, compared with $35,000 for the third quarter of fiscal 2005. Selling expense increased to $374,000 in the fiscal 2006 third quarter, compared with $194,000 in the comparable prior year period. This increase was due primarily to a sales and marketing initiative launched in fiscal 2006.. General and administrative (G&A) expense for the fiscal 2006 third quarter was $347,000, compared with $147,000 in the fiscal 2005 third quarter. The increase in G&A expense was due primarily to costs associated with hiring additional customer service support personnel and related activities to support additional sales. G&A expense is expected to increase in future periods as a result of being a public company. Product development expenses were $15,000 in the third quarter of fiscal 2006 as a result of ongoing development and enhancement of the company's line of loupe and light system products. The company did not incur product development expenses in the fiscal 2005 third quarter.

For the nine months ended March 31, 2006, revenue was $2.0 million, compared with $1.4 million for the comparable period in fiscal 2005. Total operating expenses for the nine months ended March 31, 2006 were $1.775 million, up from $896,000 for the nine months ended March 31, 2005. The company reported a net loss of $863,000 for the fiscal 2006 nine months, or $0.09 per share, compared with net income of $15,000 in the comparable prior fiscal year period.

As of March 31, 2006, SheerVision reported cash and cash equivalents of $33,000. In May 2006, the company completed a private placement for gross proceeds of approximately $4.1 million.

Clean Water Technologies plans to change its name to SheerVision, Inc. in order to reflect its current business activities.

ABOUT SHEERVISION, INC.
SheerVision designs and sells proprietary surgical loupes and light systems to the dental and medical markets and has quickly captured a leading position in the dental hygiene market segment. The company's value proposition revolves around its ability to provide top quality loupes and light systems directly to end-users at substantially lower prices than similar products.

SheerVision loupes are recommended by a leading independent non-profit dental education and product testing foundation and were featured in the foundation's 2005 Buyer's Guide and in "Dental Lab Products" 2005 Buyer's Guide "Best of the Best" Offering.

FORWARD-LOOKING STATEMENTS: A NUMBER OF STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE APPLICABLE STATEMENTS. THESE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE APPLICABLE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO GENERATE PRODUCT SALES AND OPERATING PROFITS, POTENTIAL VULNERABILITY OF TECHNOLOGY OBSOLESCENCE, POTENTIAL COMPETITIVE PRODUCTS BY BETTER CAPITALIZED COMPANIES, POTENTIAL DIFFICULTY IN MANAGING GROWTH, DEPENDENCE ON KEY PERSONNEL, AND OTHER RISKS WHICH WILL BE DESCRIBED IN FUTURE COMPANY SECURITIES AND EXCHANGE COMMISSION FILINGS.

                               [Tables to follow]


        CLEAN WATER TECHNOLOGIES, INC. DBA SHEERVISION, INC. & SUBSIDIARY
               CONDENSED AND CONSOLIDATED STATEMENT OF OPERATIONS
                                    UNAUDITED

                                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                          MARCH 31                             MARCH 31
                                                                ---------------------------------    -------------------------------
                                                                      2006             2005              2006               2005
                                                                ---------------------------------    -------------------------------

NET SALES                                                       $    814,502       $    630,107      $  2,012,829       $  1,399,132

COST OF GOODS SOLD                                                   289,068            215,671           871,910            488,530
                                                                ---------------------------------    -------------------------------
GROSS PROFIT                                                         525,435            414,436         1,140,919            910,602

OPERATING EXPENSES

       WAREHOUSE & SHIPPING EXPENSES                                  31,059             35,062            82,830             72,053
       Selling expense                                               374,355            193,935           779,327            407,696
       G & A Expense                                                 347,323            147,415           887,127            407,531
       Product Development                                            15,480                 --            26,355              8,450
                                                                ---------------------------------    -------------------------------
                         Total operating expenses                    768,217            376,412         1,775,639            895,730

INCOME (LOSS) FROM OPERATIONS                                       (242,782)            38,024          (634,720)            14,872
                                                                ---------------------------------    -------------------------------

OTHER (EXPENSE) INCOME
       Interest expense                                              (40,128)                --           (86,815)                --
       Interest income                                                    64                 --               871                 --
       Depreciation and Amortization                                 (67,637)                --          (150,125)                --
                                                                ---------------------------------    -------------------------------
                           Total other expense                      (107,701)                --          (236,069)                --

                                                                ---------------------------------    -------------------------------
INCOME (LOSS) BEFORE INCOME TAX                                     (350,483)            38,024          (870,789)            14,872

PROVISION (BENEFIT) FOR INCOME TAX:
       Current                                                            --                 --             3,730                 --
       Deferred                                                           --                 --           (11,199)                --
                                                                ---------------------------------    -------------------------------
                                                                                             --            (7,469)                --
                                                                ---------------------------------    -------------------------------

NET INCOME (LOSS)                                               $   (350,483)      $     38,024      $   (863,320)      $     14,872
                                                                =================================    ===============================



Earnings (loss) per common share:
       Basic and diluted                                        $      (0.03)                --      $      (0.09)      $         --
                                                                =================================    ===============================


Weighted average number of shares outstanding -
       basic and diluted                                          10,026,460         10,026,460        10,026,460         10,026,460
                                                                =================================    ===============================

      See accompanying notes to condensed consolidated financial statements

        CLEAN WATER TECHNOLOGIES, INC. DBA SHEERVISION, INC. & SUBSIDIARY
                    CONDENSED AND CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2006
                                    UNAUDITED



CURRENT ASSETS:
     Cash and cash equivalents                                                                                          $    33,375
     Accounts receivable                                                                                                     79,278
     Inventory                                                                                                               99,475
     Prepaid Expenses and other current assets                                                                               58,496

                                                                                                                        -----------
            TOTAL CURRENT ASSETS                                                                                            270,624
                                                                                                                        -----------

PROPERTY AND EQUIPMENT                                                                                                        6,539
                                                                                                                        -----------

OTHER ASSETS
     Deferred financing costs                                                                                               123,409
                                                                                                                        -----------

                                                                                                                        $   400,572
                                                                                                                        ===========



CURRENT LIABILITIES:
     Notes payble                                                                                                       $ 1,465,000
     Accounts payable                                                                                                       290,082
     Interest payable                                                                                                        79,101
     Deferred income tax payable                                                                                             22,397
     Other current liabilities                                                                                               50,076
                                                                                                                        -----------
                                                                                                                          1,906,656
                                                                                                                        -----------


STOCKHOLDERS' DEFICIENCY:
     Common stock - par value $.001;
        Authorized 50,000,000 shares -
          issued and outstanding 10,026,460                                                                                  10,026
     Additional paid in capital                                                                                             491,310
     Accumulated deficit                                                                                                 (2,007,420)
                                                                                                                        -----------
            TOTAL STOCKHOLDERS' DEFICINCY                                                                                (1,506,084)
                                                                                                                        -----------


                                                                                                                        $   400,572
                                                                                                                        ===========


      See accompanying notes to condensed consolidated financial statements



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